EXHIBIT 21.1

                      HOSIERY CORPORATION OF AMERICA, INC.
                         SUBSIDIARIES OF THE REGISTRANT

     The  following  table  lists  each   significant   subsidiary  of  Hosiery
Corporation  of  America,   Inc.  and  its  jurisdiction  of  organization.
Jurisdiction of Subsidiary Organization

                                                                Jurisdiction
                                                                      of
Subsidiary                                                      Organization
----------                                                      ------------

U.S. Textile Corporation (100% owned).......................... North Carolina
The Stonebury Group, Inc. (100% owned)......................... Nevada
Hosiery Corporation International, Inc. (100% owned)........... Delaware
Enchantress Hosiery of Canada (100% owned)..................... Ontario, Canada